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                                                                   Exhibit 10.16

                                  AMENDMENT TO
                          THE MEMORANDUM OF AGREEMENT
                         ENTERED INTO DECEMBER 11, 1957
                                    BETWEEN
                             THE CITY OF WATERBURY
                                      AND
                          THE THOMASTON WATER COMPANY


         The Connecticut Water Company (successor to The Thomaston Water Company), a corporation organized and doing business in the State of Connecticut and having its principal office in the Town of Clinton, County of Middlesex and State of Connecticut (the "Company") and the City of Waterbury, a municipal corporation chartered by the State of Connecticut, situated in New Haven County in said state, acting hereby by the hand of its Mayor duly authorized by the Board of Aldermen of the City of Waterbury (the "City"), hereby agree to amend the Memorandum of Agreement dated December 11, 1957 between the Company and the City (the "Original Agreement") as follows:

1.) All references to The Thomaston Water Company or to the Company in the Original Agreement (as hereby amended, the Original Agreement is herein referred to as "the Agreement") now refer to its successor, The Connecticut Water Company.

2.)      Section 1 of the Original Agreement is deleted and the following
         Section 1 inserted in its place:

         "1.) The City agrees to sell to the Company up to 650,000 gallons per day of treated water to be made available to the Company at the connection (the "Connection") between the City's water system and the Company's water system located on Reynolds Bridge Road in Thomaston, Connecticut. The City's obligation to make
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                 such sales, and the Company's obligation to purchase and pay for such water, shall continue for the term of this Agreement; provided, however, that the Company shall be under no obligation to take, or to pay for, any such water whose quality does not meet State or Federal standards. The Company agrees to purchase from the City at least 739,125,000 gallons of treated water over the five year period beginning on January 1, 1993, which amount represents an average of 405,000 gallons per day over said five year period."

3.)      Section 3 of the Original Agreement is deleted and the following
         Section 3 inserted in its place:

         "3.) a.) The Company agrees to pay the City for all water taken through the Connection pursuant to this Agreement. Except as specified in this Section 3 and in Section 5 hereof, and notwithstanding any other provisions of this Agreement, no other charges or expenses shall be payable by the Company to the City.

                 b.) The Company agrees to pay the City for water at the Current Rate (as defined in Section 3(c)) until the cumulative difference between the total amount billed to the Company by the City at the Current Rate from January 1, 1993 through the date of said calculation and the total amount that would have been so billed at the Established Rate (as defined in Section 3(c)) shall equal $585,000.

                 c.) The Current Rate is 110% of the current Standard Rate Schedule of the City for service within the City, and the Established Rate shall be $1.00
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                          for each 100 cubic feet of water delivered to the
                          Company. The Established Rate equals 110% of the cost of service rate determined by the City as the City's cost of providing service under this Agreement.

                 d.) Once the cumulative difference between the amount billed to the Company by the City at the Current Rate and the amount that would have been so billed at the Established Rate equals $585,000, the City shall thereafter bill the Company at the Established Rate for all subsequent usage.

                 e.)      (i)     The Established Rate, as defined in Section
                          3(c), shall remain unchanged through the first five years of this Agreement. Subsequent to January 1, 1998, the Established Rate shall change in proportion to any changes in the City's standard Rate Schedule in effect on December 31, 1994. Should the City adopt a rate schedule that includes multiple customer classes and/or rate blocks, the Established Rate shall change in proportion to the City's weighted average rate.

                          (ii) In addition, if during the term of this Agreement, the City incurs additional expenses for capital improvements, excluding those related to increased capacity, made to its treatment plant(s), transmission system(s) or reservoir facilities which are upgradient to the Connection and which relate directly to providing service to the Company through the Connection, which expenses are not reflected in the Established Rate, as the Established Rate may be changed from time to time, then commencing on January 1, 1998 or on January 1 of the year following completion of said capital improvements, whichever is later, the Company shall pay, in
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                          addition to the Established Rate, a one-time charge
                          equal to 1.7% of said excess expenses, said payment to be made in a manner mutually acceptable to both parties."

4.)      Section 4 of the Original Agreement is deleted and the following
         Section 4 inserted in its place:

         "4.)    (i)      This Agreement shall be effective as of the date
                          first above written. This Agreement shall be in full force and effect and shall be binding on the Company and the City for ten (10) years from the effective date, as long as the Company shall not be in default of its obligations hereunder. Further, the Company shall have the right of automatic renewal of this Contract for six (6) additional periods of ten (10) years, under the same terms and conditions unless the Company decides to reject the right to renew. Said rejection of the automatic right to renew must be given to the Mayor of the City in writing at least six (6) months prior to the time for renewal. To the extent required by law, said six (6) automatic renewals will be contingent upon approval of the DPHAS, pursuant to Public Act 85-142.

                 (ii) Notwithstanding the provisions of clause (i) above, the City shall have the unilateral right to terminate this Agreement from the point of the first contract renewal onwards. Any such termination shall be effective on the later of (1) the date which is five years after the City has delivered its notice of termination in writing to the Company, except the Company shall have the right to extend the date by two years if needed to secure the
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                          necessary permits and complete needed construction,
                          and (2) the date on which the City shall have paid to the Company an amount equal to the prorated share of the sum of (a) $585,500 plus (b) any amounts paid by the Company to the City pursuant to the requirements of clause (ii) of Subsection 3(e) hereof. The prorated share shall be an amount equal to the sum of the amounts referred to in (a) and (b) of the preceding sentence, multiplied by a percentage, the denominator of which shall be 70, and the numerator of which shall be a number equal to the difference between (A) 70, and (B) the number of full years which will have been completed under the Agreement by
                          such termination date.   Such payment may be made by
                          the City within the five-year period contemplated by clause (1) above through a reduction in the water rates payable by the Company during such period or in any other manner mutually acceptable to both parties.

5.)      A new Section 6 is added to the Original Agreement as follows:

         "6.) The City will deliver water ready for consumption to the Company. The City will not be held liable for the failure to deliver water as aforesaid in the event of ruptured mains, acts of God, or other failure resulting from acts beyond the control of the City; provided, however, the City shall make every reasonable effort to prevent interruptions of service and, when such interruptions occur, shall endeavor to re-establish service with the shortest possible delay consistent with the safety of its customers and the general public. It is understood and agreed that the City will not in any event be liable to users of water in the system of the Company for damages for interrupting or diminishing the supply of water in
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                 Thomaston, nor shall the City in any event be liable for
                 damages arising out of any injuries to persons or property on account of said installation, lack of water supply or water pressure. It is further agreed that the Company, its successors or assigns, shall save the City harmless from claims by any of its customers on account of lack of water supply or water pressure attributable to the Connection."

6.)      A new Section 7 is added to the Original Agreement as follows:

         "7.) It is agreed that whenever this Agreement is terminated, the Company and the City shall automatically be returned to their respective positions as in effect under the terms of the Original Agreement prior to the execution of this Amendment."

7.)      A new Section 8 is added to the Original Agreement as follows:

         "8.) The respective obligations of the parties hereto are subject to, and contingent upon, such approval of this Agreement as may be required by the Connecticut Department of Public Utility Control ("DPUC") and the Connecticut Department of Public Health and Addiction Services ("DPHAS"). The Company shall be responsible for the preparation of the DPUC application for approval and the City shall be responsible for preparation of the DPHAS application for approval."

         All other provisions of the Original Agreement other than as affected by the foregoing amendments are hereby ratified and affirmed and shall remain in full force and effect.
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         In Witness Whereof, the parties have hereunto executed this Amendment as of the 4th day of November, 1994.



Signed and delivered in the
presence of

/s/ Michele DiAcri                          THE CONNECTICUT WATER COMPANY
---------------------------------------

/s/ William F. Guillaume                    By /s/ Marshall T. Chiaraluce
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                                                   Its President



/s/  William J. Cook III                    THE CITY OF WATERBURY
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/s/  Eileen Walsh                           By /s/  Edward D. Bergin
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                                                   Its Mayor

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STATE OF CONNECTICUT      )
                          ) ss.            Clinton
COUNTY OF MIDDLESEX       )


         Personally appeared Marshall T. Chiaraluce, duly authorized officer of The Connecticut Water Company, signer and sealer of the foregoing instrument and acknowledged the same to be the free act and deed of said corporation, and his free act and deed as the duly authorized officer of The Connecticut Water Company, before me.

                                              Elizabeth D. Lebert
                                    ------------------------------------------
                                                 Notary Public


STATE OF CONNECTICUT      )
                          ) ss.   Waterbury
COUNTY OF NEW HAVEN       )


         Personally appeared Edward D. Bergin, mayor of the City of Waterbury, the signer and sealer of the foregoing instrument and acknowledged the same to be his free act and deed and the free act and deed of the City of Waterbury, before me.

                                            William J. Cook
                                    ------------------------------------------
                                    Commission of the Superior Court
Approved as to Form

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       Corporation Counsel